UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

4596 Russell Street, Salt Lake City, Utah, 84117

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 11, 2011, Bitzio, Inc.’s wholly owned subsidiary, Empire Holding, Inc., entered into an agreement (the “Agreement”) with Mr. Chad Mureta and Mr. Tayfun Karadeniz (collectively, the “Sellers”) to acquire all of their interests in The Empire Group LLC. There is no material relationship between Bitzio, Inc. and the Sellers, other than the Agreement.

The Empire Group LLC is an established developer of entertainment-based mobile applications for smartphones.

Empire Holding, Inc. will pay the Sellers a total of $600,000 in three monthly installments of $200,000 each, commencing on the July 31, 2011 closing date of the Agreement.

A copy of the Agreement will be attached as an exhibit to Bitzio, Inc.’s quarterly report as filed on Form 10-Q for the period ending June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer